                   SECOND AMENDMENT TO FORBEARANCE AGREEMENT


          THIS SECOND AMENDMENT TO FORBEARANCE AGREEMENT (this "Agreement"), dated as of August 15, 1997, is by and between BROTHERS GOURMET COFFEES, INC., a Delaware corporation, as Borrower (the "Borrower"), SANWA BUSINESS CREDIT CORPORATION, a Delaware Corporation, as Agent and Lender, and the other Lenders signatory to the Loan and Security Agreement from time to time. All capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement and the Forbearance Agreement.

                                       RECITALS
                                       --------

     A. WHEREAS, Borrower and Lender entered into that certain Forbearance Agreement dated as of May 15,1997 and agreed to the first amendment thereto under the terms of correspondence dated June 18,1997 (collectively, the "Forbearance Agreement").

     B. WHEREAS, the Forbearance Agreement terminated by its own terms on August 15, 1997;

     C. WHEREAS, Agent and Lenders have not expressly or impliedly waived the Current Default and as a result of the occurrence of the Current Default and the termination of the Forbearance Agreement, Agent and Lenders have the right to accelerate the Obligations and demand immediate payment thereof and the right to foreclose upon, and take possession of, and liquidate all Collateral and Borrower has no setoff, defense or counterclaim based thereon or related thereto;

     D. WHEREAS, Borrower has requested that Agent and Lenders renew their forbearance in the exercise and enforcement of their rights, powers and remedies under the Financing Agreements or now existing at law or in equity or by statute;

     E. WHEREAS, the Forbearance Agreement, as amended is a Financing Agreement; and

     F. WHEREAS, Agent and Lenders are willing to renew their forbearance, for the time period expressly set forth herein, in the exercise and enforcement of such rights, powers and remedies, but only upon full and complete compliance and fulfillment by Borrower of the terms and conditions set forth herein in the manner hereafter stated.

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          NOW, THEREFORE, in consideration of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.   Section 1 is hereby amended to add the following defined terms:

          "Commitment" means a written, detailed and enforceable commitment for the New Financing in a form and substance reasonably acceptable to Lender.

          "Commitment Failure" means the failure by the Company to obtain the Commitment and provide a copy thereof to Lender prior to the end of business on September 15, 1997.

          "Forbearance Fee" means $105,000 payable by Company to Lender pursuant to the terms hereof.

          "New Financing" means new loan or loans and other financial accommodations to be provided to Borrower by an entity or person other than Sanwa Business Credit Corporation at such times and in such amounts so as to permit Borrower to pay in full, retire and otherwise honor all Obligations.

          "Supplemental Reports" means each and all of the following:

               (a) that certain cash flow statement showing revenue and expenses on a cash basis for a 13 week period as prepared for Borrower's consultant, Nelson & Company;(b) cash flow forecasts as referred to at Section 5.3(i) in a format acceptable to Lender; and (c) forecasts of capital expenditures containing comparisons of actual to the prior forecast.

          2. Section 1 is hereby amended to delete from the definition of "Forbearance Termination Date" the date "August 15, 1997" and replace it with the date "October 31, 1997."

          3. Section 3(a) is hereby deleted in its entirety and replaced with the following:

               (a) During the Forbearance Period, so long as no Forbearance Event of Default shall have occurred and be continuing and subject to strict compliance by Borrower with each and every term and condition of each and every of the Financing Agreements, Agent and Lenders hereby agree that they shall forbear in the

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exercise of their rights, powers and remedies afforded under the Financing
Agreements or at law or in equity or by statue, except that (i) Agent specifically reserves its rights under section 3.5 of the Loan Agreement to issue and deliver Redirection Notices and under section 2(b)(ii) of the Subordination to issue a Payment Blockage Notice, during the Forbearance Period, (ii) pursuant to sections 2.6(c) and 9 of the Loan Agreement, Lender may assess and collect interest at the Default Rate, and (iii) pursuant to section 2.6(f) of the Loan Agreement, Lender may declare, after Commitment Failure, that no outstanding Loan may continue as, or be converted into, a LIBOR Rate Loan. The foregoing forbearance shall not be construed to impair the ability of Agent and Lenders to enforce any such rights, powers or remedies after the Forbearance Period regardless of whether or not such enforcement relates to actions taken or payments received during the Forbearance Period.

          4. Section 3(c) is hereby deleted in its entirety and replaced with the following:

               (c) Unless earlier terminated in accordance with the terms of this Agreement, Agent and Lenders' forbearance, as provided herein, shall immediately cease without notice on the Forbearance Termination Date and Borrower at that time shall be obligated to comply with and perform all terms, conditions and provisions of each and every Financing Agreement without giving effect to the forbearance set forth herein.


          5. Section 4 is hereby amended to add a new subsection (c) as follows:

               (c) FORBEARANCE FEE. Payment by Company to Lender of 50% of the Forbearance Fee.

          6.   Section 5.4 is hereby amended as follows:

               (a) In the first paragraph, the date "May 22, 1997" shall be deleted in its entirety and replaced with "September 16, 1997" and the date "June 2, 1997" shall be deleted in its entirety and replaced with "September 23, 1997";

               (b) In subsection (c) the date "June 22, 1997" shall be deleted in its entirety and replaced with "October 10, 1997";

          7.   Section 5.5 is hereby deleted in its entirety and

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replaced with the following:

               "Agent shall waive all prepayment penalties associated with prepayment arising out of the Commitment provided that payment in full of the Obligations takes place on or before the Forbearance Termination Date."


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          8.   New subsections 5.8 and 5.9 are added as follows:

          5.8 CONDITION TO ENGAGEMENT OF CONSULTANT. Notwithstanding the terms of Section 5.4, in the event Lender determines, after its receipt of the Commitment in accordance with the terms of this Agreement, in its reasonable business judgment that Borrower and a new lender are proceeding to close the New Financing prior to the Forbearance Termination Date, Lender will waive temporarily the provisions of Section 5.4.

          5.9 DEFERRAL OF PORTION OF FORBEARANCE FEE. The remaining 50% balance of the Forbearance Fee shall be payable on the first business day immediately following Commitment Failure; provided, however, if Commitment Failure does not occur, Lender shall waive payment of such balance.

          9.   Section 9 is hereby amended as follows:

               (a) subsection (vi) is deleted in its entirety and replaced with the following:

                    (vi) Any instrument, document, report, schedule, agreement, representation or warranty, oral or written, made or delivered to Lender by Borrower in connection with this Agreement is untrue or incorrect in any material respect when made or delivered;

               (b)  new subsections (vii) through (ix) are added as follows:

                    (vii) Borrower fails prior to August 25, 1997 to provide Lender a copy of a term sheet for New Financing as executed by Borrower;

                    (viii) Borrower fails prior to August 25, 1997 to provide Lender Supplemental Report (a); and

                    (ix) Borrower fails to provide Lender Supplemental Reports (b) and (c) on the periodic basis set forth in Section
               5.3  or at such other times as Lender may request.

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          10.  Borrower warrants and represents as follows:

               (a) Other than the Current Default, no other Event of Default exists; and

               (b)  No Forbearance Event of Default exists.

          11. Borrower hereby ratifies and affirms each and every term and condition of the Forbearance Agreement and reasserts each and every acknowledgment, representation and warranty.

          IN WITNESS WHEREOF, this Second Amendment to Forbearance Agreement has been duly executed as of the date first written above.



                              BROTHERS GOURMET COFFEES, INC.


                              By:
                                  ------------------------------

                              Title:
                                     ---------------------------



                              SANWA BUSINESS CREDIT CORPORATION,
                              as Agent and Lender


                              By:
                                  ------------------------------

                              Title:
                                     ---------------------------



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